Exhibit 10.7
XATA Corporation Form 10-QSB for quarterly period ended March 31, 1997.


                                 LEASE AGREEMENT

                                     BETWEEN

                              HOYT PROPERTIES, INC.
                             A MINNESOTA CORPORATION

                                       AND

                                XATA CORPORATION
                             A MINNESOTA CORPORATION

                             DATED DECEMBER 26, 1996






                         This instrument was drafted by:

                                  Gary W. Lally
                              Hoyt Properties, Inc.
                             708 South Third Street
                                   Suite #108
                                 Minneapolis, MN
                                 (612) 338-7787







                                          XATA CORPORATION/HOYT PROPERTIES, INC.


                                TABLE OF CONTENTS

                                                                   PAGE NUMBER

ARTICLE I.   BASIC LEASE TERMS

             1.1    PARTIES.                                              1
             1.2    PREMISES.                                             1
             1.3    TERM                                                  1
             1.4    BASE RENT                                             1
             1.5    ADDRESSES                                             2
             1.6    PERMITTED USE                                         2
             1.7    SECURITY DEPOSIT                                      2
             1.8    PRO RATA SHARE                                        2
             1.9    OPTIONS TO RENEW                                      2

ARTICLE 2.   RENT

             2.1    BASE RENT                                             3
             2.2    OPERATING EXPENSES                                    3
             2.3    DEFINITION OF OPERATING EXPENSES                      4
             2.4    LATE PAYMENT CHARGE                                   4
             2.5    INCREASE IN INSURANCE PREMIUMS                        4
             2.6    SECURITY DEPOSIT                                      5
             2.7    HOLDING OVER                                          5

ARTICLE 3.   OCCUPANCY AND USE

             3.1    USE                                                   5
             3.2    SIGNS                                                 5
             3.3    COMPLIANCE WITH LAWS RULES AND REGULATIONS            6
             3.4    WARRANTY OF POSSESSION                                6
             3.5    RIGHT OF ACCESS                                       6
             3.6    ACCEPTANCE                                            6

ARTICLE 4.   UTILITIES AND SERVICE

             4.1    BUILDING SERVICES                                     7
             4.2    THEFT  OR BURGLARY                                    7

ARTICLE 5.   REPAIRS AND MAINTENANCE

             5.1    LANDLORD REPAIR                                       7
             5.2    TENANT REPAIRS                                        7
             5.3    TENANT DAMAGES                                        8

ARTICLE 6.   ALTERATIONS AND IMPROVEMENTS

             6.1    LANDLORD IMPROVEMENTS                                 8
             6.2    TENANT IMPROVEMENTS                                   8


ARTICLE 7.   CASUALTY AND INSURANCE

             7.1    SUBSTANTIAL DESTRUCTION                               9
             7.2    PARTIAL DESTRUCTION                                   9
             7.3    PROPERTY INSURANCE                                    9
             7.4    WAIVER OF SUBROGATION                                10
             7.5    HOLD HARMLESS                                        10
             7.6    PUBLIC LIABILITY INSURANCE                           10

ARTICLE 8.   CONDEMNATION

             8.1    SUBSTANTIAL TAKING                                   10
             8.2    PARTIAL TAKING                                       11

ARTICLE 9.   ASSIGNMENT OR SUBLEASE

             9.1    LANDLORD ASSIGNMENT                                  11
             9.2    TENANT ASSIGNMENT                                    11
             9.3    CONDITIONS OF ASSIGNMENT                             12
             9.4    RIGHTS OF MORTGAGE                                   12
             9.5    TENANT'S STATEMENT                                   12

ARTICLE 10.  LANDLORD'S LEINS AND SECURITY AGREEMENT

                    (INTENTIONALLY DELETED)

ARTICLE 11.  DEFAULT AND REMEDIES

             11.1   DEFAULT BY TENANT                                    13
             11.2   REMEDIES FOR TENANT DEFAULT                          14
             11.3   LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT    15
             11.4   INTEREST AND ATTORNEY'S FEES                         15
             11.5   ADDITIONAL REMEDIES, WAIVERS, ETC.                   15

ARTICLE 12.  RELOCATION

                    (INTENTIONALLY DELETED)

ARTICLE 13.  AMENDMENT AND LIMITATION OF WARRANTIES

             13.1   ENTIRE AGREEMENT                                     16
             13.2   AMENDMENT                                            16
             13.3   LIMITATION OF WARRANTIES                             16

ARTICLE 14   MISCELLANEOUS

             14.1   ACT OF GOD                                           17
             14.2   SUCCESSORS AND ASSIGNS                               17
             14.3   RENT TAX                                             17
             14.4   CAPTIONS                                             17
             14.5   NOTICE                                               17
             14.6   SUBMISSION OF LEASE                                  18
             14.7   CORPORATE AUTHORITY                                  18
             14.8   HAZARDOUS SUBSTANCES                                 18






                            STANDARD COMMERCIAL LEASE


                                   ARTICLE 1.
                                BASIC LEASE TERMS

         1.1 PARTIES. This lease agreement ("Lease") is entered into this 27th day of December, 1996 by and between HOYT PROPERTIES, INC., a Minnesota corporation, ("Landlord") and XATA CORPORATION, a Minnesota corporation, ("Tenant").

         1.2 PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant the following described premises ("Premises") as illustrated on Exhibit A attached hereto: approximately 15,794 square feet of office space and 4,794 square feet of warehouse space (20,588 total square feet) located in NICOLLET BUSINESS CAMPUS VI located at 151 East Cliff Road, Burnsville, Minnesota 55337, ("Building") which consists of approximately 50,291square feet, as legally described on Exhibit B attached hereto. The improvements to the Premises shall consist of the Standard Tenant Finish Specifications attached hereto as Exhibit C and the Schedule of Additional Leasehold Improvements attached hereto as Exhibit D which shall detail the improvements, if any, to be installed at the expense of Landlord or Tenant, as set forth on Exhibit D.

         On April 1, 1999, the Landlord shall make available and the Tenant shall take possession of the adjacent unimproved warehouse bay to the east (suite G) as cross hatched in Exhibit A-1 attached hereto. The Premises shall increase in size by approximately 4,800 square feet of warehouse space. Therefore the demised Premises shall then consist of approximately 15,794 square feet of office space and 9,594 square feet of warehouse space (25,388 total square feet). Should the Tenant require additional improvements to the space at that time, the costs and nature of such improvements must be approved by the Landlord and shall either be (a) Fully amortized over the balance of the Lease term at an interest rate of 10% per annum or (b) Paid for in cash by the Tenant, at Tenant's option.

         1.3 TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall commence on July 1, 1997 the ("Commencement Date") and shall terminate Eighty-four (84) months thereafter on June 30, 2004, unless sooner terminated or extended as hereinafter provided. The term may be renewed for three (3) additional terms of five (5) years each as provided in section 1.9 below.

         1.4 BASE RENT. Base rent is:

                  MONTHS            MONTHLY BASE RENT        PER SQ. FT.
                  ------            -----------------        -----------
                   1-20                $12,662.00               $7.38
                  21-60                $15,444.00               $7.30
                  61-84                $16,291.00               $7.70


         1.5 ADDRESSES.


               LANDLORD'S ADDRESS:                 TENANT'S ADDRESS:
               -------------------                 -----------------
               HOYT PROPERTIES, INC.               XATA CORPORATION
               708 South Third Street              151 East Cliff Road
               Suite 108                           Suites H thru L
               Minneapolis, MN 55415               Burnsville, MN 55337
               (612) 338-7787                      (612) 894-2463


                                                   TENANT'S ADDRESS FOR NOTICES:
                                                   -----------------------------
                                                   SAME


         1.6 PERMITTED USE: Office/warehouse and computer assembly

         1.7 SECURITY DEPOSIT: $15,000.00

         1.8 PRO RATA SHARE: Months 1-20 40.94%, months 21-84 50.48% subject to adjustment as provided in Section 2.2 hereof.

         1.9 OPTIONS TO RENEW. Provided Tenant is not in default of any provision of this Lease, Tenant shall have the option to renew for three (3) consecutive five (5) year renewal terms. Notice of intent to renew (which shall be deemed to be the exercise of Tenant's option) shall be given, in writing, by Tenant to Landlord not less than six (6) months and not more than sixteen (16) months prior to the expiration of the initial or renewal lease term. If Tenant fails to exercise its option to renew within this time period, its right to renew for that term and all future terms shall be deemed waived and forfeited. Upon notice of intent to renew, a market rate shall be determined in the following manner: A. An appraiser shall be appointed by mutual agreement of the Landlord and Tenant. If the parties cannot agree, the Chief Judge of Dakota County District Court shall appoint the appraiser; B. The appraiser shall determine the current market rate for the property, which shall be the new base rent for the first year of the renewal term; C. In no event shall the market rent per square foot for the renewal term be less than $7.00.


                                   ARTICLE 2.
                                      RENT

         2.1 BASE RENT. Tenant agrees to pay monthly as base rent during the term of this Lease the sum of money set forth in Section 1.4 of this Lease, which amount shall be payable to Landlord at the address shown above. One monthly installment of base rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Rent Commencement Date defined below during the term of this Lease; provided, if the Rent Commencement Date should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease. Notwithstanding anything in this Lease to the contrary, if Landlord, for any reason whatsoever (other than Tenant's default), cannot deliver possession of the Premises to the Tenant on the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, nor shall the expiration of the term be extended, but all rent shall be abated until Landlord delivers possession.Such date of delivery of possession shall be the Rent Commencement Date. All base rent, additional rent and other sums payable by Tenant pursuant to this Lease are payable without demand and without any reduction, abatement, counterclaims or setoff. Notwithstanding anything to the contrary herein, this Lease shall be null and void at Tenant's option, if Landlord has not delivered possession by July 1, 1997, and in such event, the Security Deposit and first month's rent shall be refunded to Tenant, in full, within ten (10) days.

         2.2 OPERATING EXPENSES. Tenant shall also pay as additional rent commencing on the Commencement Date, Tenant's pro rata share of the operating expenses of Landlord for the Building and/or project of which the Premises are a part. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated operating expenses for each calendar year, which amount shall be adjusted from time-to-time by Landlord based upon anticipated operating expenses. Within nine (9) months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of additional rent due under this Section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by evidence of a credit to Tenant's account. In the event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this Section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which this Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the operating expenses based upon the previous year's operating expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which the termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and Including such termination date bears to 365. Tenant agrees to pay any additional rent due under this Section within ten (10) days following receipt of the invoice or accounting showing additional rent due. Tenant's pro rata share set forth in Section 1.8 shall be equal to a percentage based upon a fraction the numerator of which is the total area of the Premises as set forth in Article 1, subject to adjustment as provided in this Lease, and the denominator of which shall be the net rentable area of the Building.

         2.3 DEFINITION OF OPERATING EXPENSES. The term "operating expenses" includes all expenses incurred by Landlord with respect to the maintenance and operation of the Building of which the Premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; electricity, fuel, water, sewer, gas and other common Building utility charges; signage; equipment used for maintenance and operation of the Building; security charges (excluding any charges metered seperately to tenants of the building); security, window washing and janitorial services; trash and snow removal; landscaping and pest control; management fees, wages and benefits payable to employees of Landlord whose duties are solely or principally the operation and maintenance of the Building; all services, supplies, repairs, replacements or other expenses for maintaining and operating the Building or project including parking and common areas; improvements made to the Building which are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed; installation of any device or other equipment which improves the operating efficiency of any system within the Premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating, repair, replacement and maintenance expenses; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Building during the term of this Lease and legal fees incurred in connection with actions to reduce the same; and all insurance premiums Landlord is required to pay or deems necessary to pay, including fire and extended coverage, and public liability insurance, with respect to the Building (provided that operating expenses shall not include any building insurance premium increase which is paid by any other tenant pursuant to a lease term similar in effect to Paragraph 2.5).

         2.4 LATE PAYMENT CHARGE. If the monthly rental payment or any other payment due from Tenant to Landlord is not received by Landlord on or before the due date thereof, Landlord shall be entitled to exercise any remedy for nonpayment provided in this Lease and, in addition, if such payment is not received on or before five (5) days after the due date, a late payment charge of five percent (5%) of such past due amount shall become due and payable by Tenant in addition to such amounts owed under this Lease.

         2.5 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Building is caused by Tenant's use of the Premises or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay as additional rent the amount of such increase to Landlord.

         2.6 SECURITY DEPOSIT. The security deposit set forth in Section 1.7 shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the security deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any remaining balance of the security deposit shall be returned by Landlord to Tenant upon termination of this Lease. If any portion of the security deposit is so used or applied, Tenant shall upon ten (10) days written notice from Landlord, deposit with Landlord by cash or cashier's check an amount sufficient to restore the security deposit to its original amount.

         2.7 HOLDING OVER. In the event that Tenant does not vacate the Premises upon the expiration or termination of this Lease, Tenant shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as base rental for the period of such holdover an amount equal to 150% times the base rent which would have been payable by Tenant had the holdover period been a part of the original term of this Lease, together with all additional rent as provided in this Lease. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without the consent of Landlord, shall operate to extend the term of this Lease.


                                   ARTICLE 3.
                                OCCUPANCY AND USE

         3.1 USE. Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose as set forth in Section 1.6. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which intrudes into other portions of the Building, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Building or otherwise interfere with, annoy or disturb any other lessee in its normal business operations or Landlord in its management of the Building. Tenant shall neither permit any waste on the Premises nor allow the Premises to be used in any way which would in the opinion of Landlord, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Building.

         3.2 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Premises or project except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord's sign criteria established for the project, attached hereto as Exhibit E.

         3.3 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Premises. Tenant will comply with the rules and regulations of the Building adopted by Landlord, including those attached hereto as Exhibit F. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Building or the Premises. All changes and amendments to the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant; provided that Tenant shall not be required to comply with any newly adopted rule which would result in inconvenience or expense to Tenant and Tenant acted in reliance in spending fulds or otherwise changing its position on a prior rule.

         3.4 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Tenant's use and enjoyment of the Premises.

         3.5 RIGHT OF ACCESS. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the, upon reasonable prior notice to Tenant, to inspect the same, to show the Premises to prospective purchasers or lessees, and to alter, improve or repair the Premises or any other portion of the Building. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefor. Tenant shall permit Landlord to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires in, to and through the Premises as often and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper use, operation and maintenance of the Building.

         3.6 ACCEPTANCE. The commencement by Tenant of business in the Premises with occupancy of all or substantially all of the Premises shall constitute an acknowledgment that the Premises are in the condition called for in this Lease and that Landlord has performed all of Landlord's work.


                                   ARTICLE 4.
                              UTILITIES AND SERVICE

         4.1 BUILDING SERVICES. Tenant shall pay when due, all charges for utilities furnished to or for the use or benefit of Tenant or the Premises. Tenant shall have no claim for rebate of rent on account of any interruption in service unless due to the intentional or negligent conduct of the Landlord.

         4.2 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Premises or the Building.


                                   ARTICLE 5.
                             REPAIRS AND MAINTENANCE

         5.1 LANDLORD REPAIR. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Premises or the Building during the term of this Lease except as are set forth in this Section. Landlord shall maintain only the roof, foundation, parking and common areas, the structural soundness of the exterior walls, doors, corridors, and other structures serving the Premises, provided, that Landlord's cost of maintaining, replacing and repairing the items set forth in this Section are operating expenses subject to the additional rent provisions in Section 2.2 and
2.3. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

         5.2 TENANT REPAIRS. Tenant shall, at all times throughout the term of this Lease, including renewals and extensions, and at its sole expense, keep and maintain the Premises in a clean, safe, sanitary and first class condition and in compliance with all applicable laws, codes, ordinances, rules and regulations. Tenant's obligations hereunder shall include, but not be limited to, the maintenance, repair and replacement, if necessary, of all heating, ventilation, air conditioning, lighting and plumbing fixtures and equipment, fixtures, motors and machinery, all interior walls, partitions, doors and windows, including the regular painting thereof, all exterior entrances, windows, doors and docks and the replacement of all broken glass. den used in this provision, the term "repairs" shall include replacements or renewals when necessary, and all such repairs made by the Tenant shall be equal in quality and class to the original work. The Tenant shall keep and maintain all portions of the Premises and the sidewalk and areas adjoining the same in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. If Tenant fails, refuses or neglects to maintain or repair the Premises as required in this Lease after notice shall have been given Tenant, in accordance with this Lease, Landlord may make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord all costs plus fifteen percent (15%) for overhead incurred by Landlord in making such repairs upon presentation to Tenant of bill therefor.

         5.3 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Premises or Building or common areas by its employees or agents, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs as delineated in paragraph 5.2 which are necessary to restore the condition of the Premises shall be borne by Tenant.


                                   ARTICLE 6.
                          ALTERATIONS AND IMPROVEMENTS

         6.1 LANDLORD IMPROVEMENTS. If construction to the Premises is to be performed by Landlord prior to or during Tenant's occupancy, Landlord will complete the construction of the improvements to the Premises in accordance with plans and specifications agreed to by Landlord and Tenant, which plans and specifications are made a part of this Lease by reference. Within seven (7) days of receipt of plans and specifications, Tenant shall execute a copy of the plans and specifications and, if applicable, change orders setting forth the amount of any costs to be borne by Tenant. In the event Tenant falls to execute the plans and specifications and change order within the seven (7) day period, Landlord may, at its sole option, declare this Lease cancelled or notify Tenant that the base rent shall commence on the completion date even though the improvements to be constructed by Landlord may not be complete. Any changes or modifications to the approved plans and specifications shall be made and accepted by written change order or agreement signed by Landlord and Tenant and shall constitute an amendment to this Lease.

         6.2 TENANT IMPROVEMENTS. Tenant shall not make or allow to be made any alterations or physical additions in or to the Premises without first obtaining the written consent of Landlord, which consent shall not be unreasonably denied. Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Landlord.


                                   ARTICLE 7.
                             CASUALTY AND INSURANCE

         7.1 SUBSTANTIAL DESTRUCTION. If all or a substantial portion of the Premises or the Building should be totally destroyed by fire or other casualty, or if the Premises or the Building should be damaged so that rebuilding cannot reasonably be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, or if insurance proceeds are not made available to Landlord, or are inadequate, for restoration, this Lease shall terminate at the option of Landlord by written notice to Tenant within sixty (60) days following the occurrence, and the rent shall be abated from the date of destruction for the unexpired portion of the Lease. If Landlord does not elect to terminate the Lease, then Landlord shall forthwith begin repairs and all rent shall be abated from the date of destruction until the date of completion of repairs; and if such repairs are not completed within 180 days from the date of commencement thereof, Tenant at its option may declair the Lease terminated effective as of the date of notice, and Tenant shall such be relieved and discharged of all rent and other obligations under the Lease and shall obtain a refund of the Security Deposit as provided in Paragraph 2.6 hereof.

         7.2 PARTIAL DESTRUCTION. If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, and insurance proceeds are adequate and available to Landlord for restoration, this Lease shall not terminate, and Landlord shall at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

         7.3 PROPERTY INSURANCE. Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Premises, any fixtures installed or paid for by Tenant upon or within the Premises, or any improvements which Tenant may construct on the Premises. Tenant shall maintain property insurance on its personal property and shall also maintain plate glass insurance. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintained by Landlord even if the cost of such insurance is borne by Tenant as set forth in Article 2.

         7.4 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, the improvements of the Building or personal property within the Building, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this Section.

         7.5 HOLD HARMLESS. Landlord shall not be liable to Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for an injury to person or damage to property on or about the Premises caused by any act or omission of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the improvements located on the Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of any such damage or injury.

         7.6 PUBLIC LIABILITY INSURANCE. Tenant shall during the term hereof keep in full force and effect at its expense a policy or policies of public liability insurance with respect to the Premises and the business of Tenant, on terms and with companies approved in writing by Landlord, in which both Tenant and Landlord shall be covered by being named as insured parties under reasonable limits of liability not less than $1,000,000, or such greater coverage as Landlord may reasonably require, combined single limit coverage for injury or death. Such policy or policies shall provide that thirty (30) days' written notice must be given to Landlord prior to cancellation thereof. Tenant shall furnish evidence satisfactory to Landlord at the time this Lease is executed that such coverage is in full force and effect.


                                   ARTICLE 8.
                                  CONDEMNATION

         8.1 SUBSTANTIAL TAKING. If all or a substantial part of the Premises are taken for any public or quasi-pubic use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.

         8.2 PARTIAL TAKING. If a portion of the Premises shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.1 above, the rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof, except that Tenant shall be entitled to a separate award for the cost of removing and moving its personal property.


                                   ARTICLE 9.
                             ASSIGNMENT OR SUBLEASE

         9.1 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Building. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

         9.2 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by merger, or dissolution, which merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Premises, in whole or in part, without the prior written consent of Landlord, and in no event shall say such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. No assignee or sublessee of the Premises or any portion thereof may assign or sublet the Premises or any portion thereof.

         9.3 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Premises, it shall so notify Landlord at least fifteen (15) days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed sublessee or assignee. Within five (5) days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options: (1) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment incident thereto) exceeds the rent payable under this Lease for such space, Tenant shall pay to Landlord all such excess rent and other excess consideration within ten
(10) days following receipt thereof by Tenant; or (2) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation or a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

         9.4 RIGHTS OF MORTGAGE. Tenant accepts this Lease subject and subordinate to any recorded mortgage presently existing or hereafter created upon the Building and to all existing recorded restrictions, covenants, easements and agreements with respect to the Building. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust on the Premises, Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Notwithstanding the foregoing, Tenant shall not be disturbed in its possession of the Premises so long as Tenant is not in default hereunder.

         9.5 TENANT'S STATEMENTS. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance. Tenant agrees to furnish, from time to time, within ten (10) days after receipt of a request from Landlord, a current financial statement of Tenant, certified as true and correct by Tenant.


                                   ARTICLE 10.
                     LANDLORD'S LIENS AND SECURITY AGREEMENT

                             (INTENTIONALLY DELETED)


                                   ARTICLE 11.
                              DEFAULT AND REMEDIES

         11.1 DEFAULT BY TENANT. The following shall be deemed to be events of default ("Default") by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease; (2) Tenant shall abandon any substantial portion of the Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within ten (10) days after written notice to Tenant; (4) Tenant shall file a petition or if an involuntary petition is filed against Tenant, or becomes insolvent, under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligations as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or project of which the Premises are a part.

         In the event that an order for relief is entered in any case under Title 11, U.S.C. (the "Bankruptcy Code") in which Tenant is the debtor and: (A) Tenant as debtor-in-possession, or any trustee who may be appointed in the case (the "Trustee") seeks to assume the Lease, then Tenant, or Trustee if applicable, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of Tenant's future performance under the Lease by depositing with Landlord a sum equal to the lesser of twenty-five percent (25%) of the rental and other charges due for the balance of the Lease term of six (6) months' rent ("Security"), to be held (without any allowance for interest thereon) to secure Tenant's obligations under the Lease, and (B) Tenant, or Trustee if applicable, seeks to assign the Lease after assumption of the same, then Tenant, in addition to providing adequate assurance described in applicable provisions of the Bankruptcy Code, shall provide adequate assurance to Landlord of the proposed assignee's future performance under the Lease by depositing with Landlord a sum equal to the Security to be held (without any allowance or interest thereon) to secure performance under the Lease. Nothing contained herein expresses or implies, or shall be construed to express or imply, that Landlord is consenting to assumption and/or assignment of the Lease by Tenant, and Landlord expressly reserves all of its rights to object to any assumption and/or assignment of the Lease. Neither Tenant nor any Trustee shall conduct or permit the conduct of any "fire", "bankruptcy", "going out of business" or auction sale in or from the Premises.

         11.2 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of a Default as defined above Landlord may elect either (i) to cancel and terminate this Lease and this Lease shall not be treated as an asset of Tenant's bankruptcy estate, or (ii) to terminate Tenant's right to possession only without cancelling and terminating Tenant's continued liability under this Lease. Notwithstanding the fact that initially Landlord elects under (ii) to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days' written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord.

         In the event of election under (ii) to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter into the Premises and take and hold possession thereof, without such entry into possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry shall be conducted in the following manner: without resort to judicial process or notice of any kind if Tenant has abandoned or voluntarily surrendered possession of the Premises; and, otherwise, by resort to judicial process. Upon and after entry into possession without termination of the Lease, Landlord may, but is not obligated to, relet the Premises, or any part thereof, to any one other than the Tenant, for such time and upon such terms as Landlord, in Landlord's sole discretion, shall determine. Landlord may make alterations and repairs to the Premises to the extent deemed by Landlord necessary or desirable.

         Upon such reentry, Tenant shall be liable to Landlord as follows:

         A For all attorneys' fees incurred by Landlord in connection with exercising any remedy hereunder;

         B. For the unpaid installments of base rent, additional rent or other unpaid sums which were due prior to such reentry, including interest and late payment fees, which sums shall be payable immediately.

         C. For the installments of base rent, additional rent, and other sums falling due pursuant to the provisions of this Lease for the period after reentry during which the Premises are not re-leased, as provided in E, below including late payment charges and interest, which sums shall be payable as they become due hereunder.

         D. For all expenses incurred in releasing the Premises, including leasing commissions, attorneys fees, and costs of alteration and repairs, which shall be payable by Tenant as they are incurred by Landlord; and

         E. While the Premises are subject to any new lease or leases made pursuant to this Section, for the amount by which the monthly installments payable under such new lease or leases is less than the monthly installment for all charges payable pursuant to this Lease, which deficiencies shall be payable monthly.

         Notwithstanding Landlord's election to terminate Tenant's right to possession only, and notwithstanding any reletting without termination, Landlord, at any time thereafter, may elect to terminate this Lease, and to recover (in lieu of the amounts which would thereafter be payable pursuant to the foregoing, but not in diminution of the amounts payable as provided above before termination), as damages for loss of bargain and not as a penalty, an aggregate sum equal to the amount by which the rental value of the portion of the term unexpired at the time of such election is less than an amount equal to the unpaid base rent, percentage rent, and additional rent and all other charges which would have been payable by Tenant for the unexpired portion of the term of this Lease. Such deficiency and all expenses incident thereto, including commissions, attorneys' fees, expenses of alterations and repairs, shall be due to Landlord as of the time Landlord exercises said election, notwithstanding that the term has not expired. If Landlord, after such reentry, leases the Premises, then the rent payable under such new lease shall be conclusive evidence of the rental value of the unexpired portion of the term of this Lease.

         If this Lease shall be terminated by reason of the bankruptcy or insolvency of Tenant, Landlord shall be entitled to recover from Tenant or Tenant's estate, as liquidated damages for loss of bargain and not as a penalty, the amount determined by the immediately preceding paragraph.

         11.3 LANDLORD'S RIGHT TO PERFORM FOR ACCOUNT OF TENANT. If Tenant shall be in Default under this Lease, Landlord may cure the Default at any time for the account and at the expense of Tenant. If Landlord cures a Default on the part of Tenant, Tenant shall reimburse Landlord upon demand for any amount expended by Landlord in connection with the cure, including, without limitation, attorney's fees and interest.

         11.4 INTEREST AND ATTORNEY'S FEES. In the event of a Default by Tenant:
(1) if a monetary default, interest shall accrue on any sum due and unpaid at the rate of the lesser of eighteen percent (18%) per annum or the highest rate permitted by law and, if Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Premises, Tenant agrees to pay Landlord's costs of collection, including reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not.

         11.5 ADDITIONAL REMEDIES, WAIVERS, ETC.

         A. The rights and remedies of Landlord set forth herein shall be in addition to any other right and remedy now and hereafter provided by law. All rights and remedies shall be cumulative and not exclusive of each other. Landlord may exercise its rights and remedies at any times, in any order, to any extent, and as often as Landlord deems advisable without regard to whether the exercise of one right or remedy precedes, concurs with or succeeds the exercise of another.

         B. A single or partial exercise of a right or remedy shall not preclude a further exercise thereof, or the exercise of another right or remedy from time to time.

         C. No delay or omission by Landlord in exercising a right or remedy shall exhaust or impair the same or constitute a waiver of, or acquiesce to, a Default.

         D. No waiver of a Default shall extend to or affect any other Default or impair any right or remedy with respect thereto.

         E. No action or inaction by Landlord shall constitute a waiver of a Default.

         F. No waiver of a Default shall be effective unless it is in writing and signed by Landlord.


                                   ARTICLE 12.
                                   RELOCATION

                             (INTENTIONALLY DELETED)


                                   ARTICLE 13.
                     AMENDMENT AND LIMITATION OF WARRANTIES

         13.1 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY TENANT, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

         13.2 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LANDLORD AND TENANT.

         13.3 LIMITATION OF WARRANTIES. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OR MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.


                                   ARTICLE 14.
                                  MISCELLANEOUS

         14.1 ACT OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by Tenant.

         14.2 SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Premises.

         14.3 RENT TAX. If applicable in the jurisdiction where the Premises are issued, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, operating expenses or other charge upon which the tax is based as set forth above.

         14.4 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any Section.

         14.5 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.5. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in Section 1.5, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in
Section 1.5.

         14.6 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

         14.7 CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation Is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Tenant.

         14.8 HAZARDOUS SUBSTANCES. Tenant shall not bring or permit to remain on the Premises or the Building any asbestos, petroleum or petroleum products, explosives, toxic materials, or substances defined as hazardous wastes, hazardous materials, or hazardous substances under any federal, state, or local law or regulation ("Hazardous Materials"). Tenant's violation of the foregoing prohibition shall constitute a material breach and default hereunder and Tenant shall indemnify, hold harmless and defend Landlord from and against any claims, damages, penalties, liabilities, and costs (including reasonable attorney fees and court costs) caused by or arising out of (i) a violation of the foregoing prohibition or (ii) the presence or any release of any Hazardous Materials on, under, or about the Premises or the Building during the term of the Lease. Tenant shall clean up, remove, remediate and repair any soil or ground water contamination and damage caused by the presence and any release of any Hazardous Materials in, on, under, or about the Premises or the Building during the term of the Lease in conformance with the requirements of applicable law. Tenant shall immediately give Landlord written notice of any suspected breach of this paragraph; upon learning of the presence of any release of any Hazardous Materials, and upon receiving any notices from governmental agencies pertaining to Hazardous Materials which may affect the Premises or the Building. The obligations of Tenant hereunder shall survive the expiration or earlier termination, for any reason, of this Lease.

         14.9 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         14.10 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Building as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Building as herein expressly provided.

         14.11 BROKERAGE. Landlord and Tenant each represents and warrants to the other that there is no obligation to pay any brokerage fee, commission, finder's fee or other similar charge in connection with this Lease, other than fees due to Paul Gonyea of Gonyea Commercial Real Estate and Gary W. Lally of Hoyt Properties, Inc., which are the responsibility of the Landlord. Each party covenants that it will defend, indemnify and hold harmless the other party from and against any loss or liability by reason of brokerage or similar services alleged to have been rendered to, at the instance of, or agreed upon by said indemnifying party. Notwithstanding anything herein to the contrary, Landlord and Tenant agree that there shall be no brokerage fee or commission due on expansions, options or renewals by Tenant.

         14.12 NOTIFICATION TO TENANT. Landlord hereby notifies Tenant that the person authorized to execute this Lease and manage the Premises is Hoyt Properties, Inc. which has been appointed to act as the agent in leasing management and operation of the Building for owner and is authorized to accept service of process and receive or give receipts for notices and demands on behalf of Landlord. Landlord reserves the right to change the identity and status of its duly authorized agent upon written notice to Tenant.

         14.13 EXHIBITS. Reference is made to the following Exhibits which are attached hereto and made a part hereof:

          Exhibit A           Plan of Demised Premises
          Exhibit A-1         Plan of Expansion Premises
          Exhibit B           Legal Description
          Exhibit C           Standard Tenant Finish Specifications
          Exhibit D           Schedule of Additional Leasehold Improvements
          Exhibit E           Sign Restrictions
          Exhibit F           Rules and Regulations



                                   ARTICLE 15.
                                   SIGNATURES






         SIGNED effective the day and year first above written:

        LANDLORD                                     TENANT

   HOYT PROPERTIES, INC.                         XATA CORPORATION

By:   /s/ Steven B. Hoyt                     By:   /s/  Dennis R. Johnson

Its:  President                              Its:  President & CEO

Date: 12-27-96                               Date:





                                   EXHIBIT "B"
                                LEGAL DESCRIPTION

Lot 2, Block 1, Nicollet Business Campus East Second Addition, according to the recorded plat thereof, Dakota County, Minnesota.



                                   EXHIBIT "D"
                  SCHEDULE OF ADDITIONAL LEASEHOLD IMPROVEMENTS


This Lease and the rent charged are predicated upon a total leasehold improvement allowance as detailed on exhibit C of $361,269.000. Any additional costs for leasehold improvements approved by Landlord shall either be paid for in cash by the Tenant or fully amortized over the Lease term at an interest rate of 10% per annum as additional Base Rent at Tenant's option.

The Additional Leasehold Improvements are as follows:

None are listed but may occur upon finalization of space plan.






                                    EXHIBIT A

                            PLAN OF DEMISED PREMISES


The Exhibit is a much reduced copy of an architect's drawing showing the top view outline of the mostly rectangular shaped building labeled "Proposed Building", the parking lot with parking stalls indicated on the North side of the building, and the road on the North side of the parking lot labeled "County Road No.32 (Cliff Road)". At the North-East corner of the parking lot is a driveway titled "Proposed Drive".

At the right side of the Exhibit is a rectangular shaped box with section headings "Project Data", "Legal Description", and "Vicinity Map". All the rest of the written material on the Exhibit, including the material in the rectangular shaped box, has been reduced by the copying process to be unintelligible blotches.



                                  EXHIBIT "A-1"

                           PLAN OF EXPANSION PREMISES


The Exhibit is a much reduced copy of an architect's drawing showing the top view of the building, with the approximately 10 bays and various sub-bays indicated by lines running at right angles across the building. The building outline is generally rectangular with the short end of the building angled in toward the back, thereby providing some non-rectangular shapes to some of the sub-bays. The bay being approximately the fifth bay from the left is marked with a cross-hatch design. All the written material on the Exhibit has been reduced by the copying process to be unintelligible blotches.




                                   EXHIBIT "C"


I. BUILDING STANDARD TENANT LEASE FINISH

DEMISING PARTITION OFFICE, WAREHOUSE SEPARATION WALL AND TOILET WALL PARTITION:
Shall be 5/8" fire rated gypsum wallboard on 3 5/8" metal studs to underside of deck with sound attenuation in stud cavity. Gypsum wallboard interior face to office and toilet rooms shall be taped, bedded and sanded to accept scheduled wall finish.

INTERIOR PARTITIONS: Shall be 5/8" fire rated gypsum wallboard on 3 5/8" metal studs to the underside of suspended ceiling grid at 9'0" above finished floor. One Lineal foot of wall will be provided per 12 square feet of office area. Gypsum wallboard is taped, bedded and sanded to accept scheduled wall finish. Gypsum wallboard applications to the inside face of the exterior wall, in office areas only, shall extend to 10'0" above finish floor, applied to metal furring strips and be taped, bedded and sanded to accept scheduled wall finish.

FLOOR COVERING: Shall be selected from either 30-32 oz. cut pile nylon or 22-26 oz. level loop nylon in building standard colors in office areas. Carpet shall be directly glued down on concrete floor slab. Carpet base shall be 4" carpet base in building standard color. Warehouse area concrete floor slabs shall be sealed.

CEILING HEIGHTS/CEILING SUSPENSION SYSTEM AND ACOUSTICAL CEILING TILE: Shall be 24" x 48" lay-in panel in 15/16" exposed white suspended steel grid at 9'0" clear height in office area. The warehouse ceiling is exposed structure, unpainted, at clear height to bottom of bar joists.

WALL FINISHES: Vinyl wall fabrics area available for up to 20% of office wall finish in Landlord's building standard colors and types. Two coats of scrubbable flat latex will paint on office walls in building standard paint manufacturers' colors, including up to 20% deep tone accent colors.

INTERIOR DOORS: Shall be 3'0" x 7'0" x 1 38" solid core red oak veneer doors with light oak stain and dark anodized bronze frames with aluminum finish hardware. Wood frame optional at additional cost. Sidelights are optional at additional costs. One door, door frame and associated hardware will be provided per 300 square feet of office space, including the main entrance.

RESTROOMS: Shall consist of two toilet room facilities including all plumbing fixtures to code, exhaust fan and hot water heater. Walls will be painted gypsum board with ceramic tile to 4'0" above finish floor on fixture wall only and ceramic base throughout. Ceramic tile floor and base shall be provided in toilet rooms and shared corridor space. Toilet accessories will include a toilet paper holder, 2 x 3 and metal toilet partitions (when necessary). All toilet rooms will be handicapped accessible.

MECHANICAL: Gas-fired roof top heating/air conditioning units for office area, metered to each tenant with controls in tenant space. Sized for one (1) ton air conditioning load for 450 square feet of office area. Warehouse space heating shall be sized for the average of 40 BTU per square feet of office area. Warehouse space heating shall be sized for the average of 40 BTU per square foot, (assuming the presence of one (1) rolling overhead exterior door in warehouse space).

PLUMBING: Toilet room fixtures shall consist of a white porcelain handicap accessible floormount toilet, a white porcelain lavatory and electric hot water heater sized to service restroom requirements. A handicap accessible drinking fountain will be provided, recessed behind doors when necessary.

FIRE PROTECTION: Wet pipe sprinkler system and fire protection controls are installed in building shell as per regulatory codes. One semi-recessed head per 225 square feet in the office area and one (1) head per 130 square feet in the warehouse area will be provided. Head relocation, if required by tenant plan, is done under tenant lease finish cost.

ELECTRICAL SERVICE: shall consist of 120/208 volt, 3-phase service, amp service complete with distribution panel and circuit breakers for equipment provided only.

ELECTRICAL RECEPTACLES: Shall be duplex receptacles providing one (1) receptacle per 100 square feet of office space and one (1) duplex receptacle in warehouse located at panel. One (1) light switch will be provided per 200 square feet of office. Two (2) switches allowed per warehouse space. All receptacle and switchplate covers shall be ivory color.

TELEPHONE: One (1) 4' x 4' plywood telephone board for mounting equipment by others will be provided. One (1) telephone outlet will be provided per 200 square feet of office area, located to accommodate tenant's own telephone installation. NO phone cable or equipment will be provided or installed by Landlord. Any communication or computer cable must be fire rated for installation in the air plenum ceiling.

LIGHT FIXTURES: Shall be 2' x 4' recessed fluorescent light fixtures with acrylic prismatic lens, four (4) cool white lamps, one (1) fixture provided per 80 square feet of office. One (1) 8' strip fluorescent fixture per 250 square feet of warehouse space will be provided.

II.  IMPROVEMENTS PROVIDED AT LESSEE'S EXPENSE

All improvements constructed to the Premises that are in addition to the tenant improvements listed in Paragraph I of this Exhibit "C" shall be approved by Lessor and the cost thereof shall be paid by Lessee.

III.  DESIGN OF TENANT IMPROVEMENTS

Lessee shall retain the services of Lessor's architect for the purposes of office and warehouse layouts to prepare the necessary drawings including without limitation, Basic Plans and Final Plans as described below (Lessee's Plans) for construction of the Lessee Improvements. All Lessee's Plans shall be subject to approval of Lessor.

The architect shall determine that the work shown on Lessee's plans is compatible with the basic building plans and that necessary basic building modifications are included in Lessee's Plans. Such modifications shall be subject to Lessor's approval.

On or before the indicated dates, Lessor shall supply Lessee with one (1) black line print of the following Lessee Plans.

A.  BASIC PLAN DELIVERY DATE:
1. The Basic Plans due on this date shall include architectural floor plans, which shall be fully dimensioned floor plans showing the partition layout and identifying each office with an office and door. The Basic Plans must clearly identify and locate equipment requiring special plumbing or mechanical systems, areas subject to above normal loads, special openings in the floor, and other major or special features.

2. Electrical Outlets: Fully dimensioned plans locating telephone and electrical receptacles, copier outlets and other items requiring electrical power. For special conditions, power requirements and manufacturer's model number must be included.

3. Reflected Ceiling Plan: Lighting layout must be provided showing locations of all light fixtures.

B.  AFTER RECEIPT OF BASIC PLANS:
1. Lessor's architect shall produce full working drawings for construction from the Basic Plan.

2. Lessor's engineers shall prepare plumbing, electrical, heating, air conditioning and structural plans for Lessee's Improvements and shall deliver same to Lessor for approval no later that four (4) weeks prior to the Occupancy Date.

3. The preparation of working drawings by Lessor's architect and engineers on the Building Standard Improvements listed in Paragraph I of the Exhibit "C" shall be at the expense of Lessor. All other design and engineering services necessary for the preparation of Basic Plans and Final Plans shall be at Lessee's expense.

Lessee shall be responsible for delays and additional costs in completion of Lessee's work caused by changes made to any of Lessee's Plans after the specified Plan Delivery Dates, by inadequacies of plans and specifications, or by delays in delivery of special materials requiring long lead times.

IV.  CONSTRUCTION OF TENANT IMPROVEMENTS

A.  AUTHORIZATION TO PROCEED:
Upon completion of Lessee's Final Plans and at the request of Lessee, Lessors contractor shall provide to the Lessee and to Lessor the estimated cost of Improvements Provided by Lessee's Expense pursuant to Paragraph II of this Exhibit "C." Within seven (7) days of receipt of such estimates, Lessee shall give Lessor written authorization to complete the Premises in accordance with such Final Plans. Lessee may in such authorization delete any or all such items of extra cost. In the absence of such written authorization, Lessor shall not be obligated to commence work on the Premises and Lessee shall be responsible for any costs due to any resulting delay in completion of the Premises.

B.  PAYMENTS:
Lessor's contractor shall complete the Lessee Improvements in accordance with Lessee's approved Final Plans. Lessee shall promptly pay for Improvements provided at Lessee's expense pursuant to Paragraph II of this Exhibit "C" upon receipt of monthly progress statements from Lessor, as prepared by Lessor's contractor, a sum equal to 100% of each monthly billing.

C.  FINAL PLANS MODIFICATIONS:
If Lessee shall request any change, Lessee shall request such change in writing to Lessor and such request shall be accompanied by all plans and specifications necessary to show and explain changes from the approved Final Plans. After receiving this information, Lessor shall give Lessee a written estimate of the maximum cost of engineering and design with such request. If Lessee approves such estimate in writing, Lessor shall have such working drawings prepared and Lessee shall promptly reimburse Lessor for the cost thereof not in excess of such estimates. Promptly upon completion of such working drawings, Lessor shall notify Lessee in writing of the cost, if any, which will be chargeable or credited to Lessee for such change, addition or deletion. Lessee shall within seven (7) days notify Lessor in writing to proceed with such change, addition or deletion. In the absence of such notice, Lessor shall proceed in accordance with the working drawings prepared pursuant tot he previously approved Final Plans.





                                   EXHIBIT "E"

                                SIGN RESTRICTIONS


The Exhibit is a reduced copy of an architect's drawing showing an artist's rendering of a section of the outside building wall and the corner of a window. Above the window is a sign made up of the letters "SIGN". An arrow to the sign comes from a note that says "16" High Helvetica Channel Letters Illuminated". A second note with an arrow to the area around the window says "Precast Concrete Thoro Acrylic Finish". Four or five other notes on the Exhibit are not readable because of the reduction and poor quality of the copy.





                                   EXHIBIT "F"

                         BUILDING RULES AND REGULATIONS


1. Any sign, lettering, picture, notice or advertisement installed on or in any part of the Premises and visible from the exterior or interior common area of the Complex, or visible from the exterior of the Premises, shall be installed at Lessee's sole cost and expense, and in such manner, character and style as Lessor may approve in writing. Anything herein to the contrary not withstanding, approval as to signs shall be subject to Lessor's approval which may be withheld in Lessor's sole discretion. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

2. No awning or other projection shall be attached to the outside walls of the Complex. No curtains, blinds, shades or screens visible from the exterior Premises, shall be attached to or hung in, or used in connection with any such curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Lessor.

3. Lessee, its employees, customers, invitees and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, halls or stairways in and about the Complex which are used in common with other tenants and their employees, customers, guests and invitees, and which are not a part of the Premises o Lessee. Lessee shall not place objects against glass partitions or doors or windows which would be unsightly from the Complex corridors or from the exterior of the Complex and will promptly remove any such objects upon notice from Lessor.

4. Lessee shall not make excessive noises, cause disturbances or vibrations or use or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and operation of any device equipment, radio, television broadcasting or reception from or within the Complex aerials or similar devices inside or outside of the Premises or on the Complex.

5. Lessee shall not waste electricity, water or air conditioning furnished by Lessor, if any, and shall cooperate fully with Lessor to ensure the most effective operation of the Complex's heating and air conditioning systems.

6. Lessee assumes full responsibility for protecting its space from theft, robbery, and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

7. In no event shall Lessee bring into the Complex flammables, such as gasoline, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Lessee to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Complex shall at any time be increased, Lessee shall make immediate payment of the whole of the increased insurance premium, without waiver of any of Lessor's other rights at law or in equity for Lessee's breach of this Lease.

8. Lessee shall comply with all applicable federal, state and municipal laws, ordinances and regulations, and building rules and shall not directly of indirectly make any use of the Premises which may be prohibited by any of the foregoing or which may be dangerous to persons or property or may increase the cost of insurance or require additional insurance coverage.

9. Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Complex or its desirability as a building complex for office/warehouse use, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

10. The Premises shall not be used for cooking (as opposed to heating of food), lodging, sleeping or for any immoral or illegal purpose.

11. Lessee and Lessee's employees, agents, visitors and licensees shall observe faithfully and comply strictly with the foregoing Rules and Regulations and such other and further appropriate rules and regulations as Lessor or Lessor's agent may from time to time adopt. Reasonable notice of any additional rules and regulations shall be given in such manner as Lessor may reasonable elect.

12. Unless expressly permitted by the Lessor, no additional locks or similar devices shall be attached to any door or window and no keys other than those provided by the lessor shall be made for any door. If more than two keys for one lock are desired by the Lessee, the Lessor may provide the same upon payment by the Lessee. Upon termination of this Lease or of the Lessee's possession, the Lessee shall surrender all keys of the Premises and shall explain to the Lessor all combination locks on safes, cabinets and vaults.

13. Any carpeting cemented down shall be installed with a releasable adhesive. In the event of a violation of the foregoing by Lessee, Lessor may charge the expense incurred by such removal to Lessee.

14. The restrooms, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they are constructed, and no sweepings, rubbish, rags, coffee grounds or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who, or whose employees, agents, visitors or licensees have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

15. No electric or other wires for any purpose shall be brought into leased Premises without Lessor's written permission specifying the manner in which same may be done. Lessee shall not overload any utilities serving the Premises.

16.      No dog or other animal shall be allowed in the Complex.

17. All loading, unloading, receiving or delivery of goods, supplies or disposal of garbage or refuse shall be made only though entryways provided for such purposes. Lessee shall be responsible for any damage to the Complex or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

18. All safes, equipment or other heavy article shall be carried in or out of the Premises only in such manner as shall be prescribed in writing by Lessor, and Lessor shall in all cases have the right to specify the proper position of any such safe, equipment or other heavy article, which shall only be used by Lessee in a manner which will not interfere with or cause damage to the Premises or Complex in which they are located, or to the other tenants or occupants of said Complex. Lessee shall be responsible for any damage to the building or the property of its employees or others and injuries sustained by any person whomsoever resulting from the use or moving of such articles in or out of the Premises, and shall make all repairs and improvements required by Lessor or governmental authorities in connection with the use or moving of such articles.

19. Canvassing, soliciting and peddling in or about the Complex is prohibited and each Lessee shall cooperate to prevent the same .

20. Wherever in these Building Rules and Regulations the word "Lessee" occurs, it is understood and agreed that it shall mean Lessee's associates, employees, agents, clerks, invitees and visitors. Wherever the word "Lessor" occurs, it is understood and agreed that it shall mean Lessor's assignees, agents, clerks and visitors.

21. Lessor shall have the right to enter the Premises at hours convenient to the Lessee for the purpose of exhibiting the same to prospective tenants within the one hundred twenty (120) day period prior to the expiration of this Lease, and may place signs advertising the leased Premises for rent on the exterior of said Premises at any time within said period.

22. Lessee, its employees, customers, invitees and guests shall, when using the parking facilities in and around the Complex, observe and obey all signs regarding fire lanes and no parking zones, and when parking always park between the designated lines. Lessor reserves the right to tow away, at the expense of the owner, any vehicle which is improperly parked or parked in a no parking zone. All vehicles shall be parked at the sole risk of the owner, and Lessor assumes no responsibility for any damage to or loss of vehicles. No vehicles shall be parked overnight.

23. In case of invasion, mob, riot, public excitement, or other commotion, Lessor reserves the right to prevent access to the Complex during the continuance of the same by closing the doors or otherwise, for the safety of the tenant or the protection of the Complex and the property therein. Lessor shall in no case be liable for damages for any error or other action taken with regard to the admission to or exclusion for the Complex of any person.

24. All entrance doors to the Premises shall be locked when the Premises are not in use. All common corridor doors, if any, shall also be closed during times when the air conditioning equipment in the Complex is operating so as not to dissipate the effectiveness of the system or place an overload thereon.

25. Lessee shall be responsible for all repair, maintenance and replacement of mechanical systems and devices directly associated with Lessee's Demised Premises, including, but no limited to, heating and air conditioning equipment, water heaters, exhaust fans, plumbing and electrical. Lessor must be advised of any such repair, etc. and must approve of any such repairs.

26. Alterations to the Demised Premises by the Lessee of any nature shall require the written approval of the Lessor. Such approval shall be at the sole discretion of the Lessor. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

27. Lessor reserves the right at any time and from time to time to rescind, alter or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Lessor's judgment, for its best interest or for the best interest of the tenants of the Complex.